UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2007

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01 Other Events

On Thursday, May 24, 2007 the company issued the attached press release announcing the offering of 2,347,826 shares of common stock and the commencement of the Company’s stock trading on the New York Stock Exchange.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

Date: May 24, 2007	/s/ Sherry L. Holland
Vice President - General Counsel & Secretary

                A. M. CASTLE & CO.
                                                                            3400 North Wolf  Road
        Franklin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)

For Further Information:

—————AT THE COMPANY—————	—————AT ASHTON PARTNERS————
Larry A. Boik	Analyst Contacts:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2576	(312) 553-6717
Email: lboik@amcastle.com	Email:kpyra@ashtonpartners.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
THURSDAY, MAY 24, 2007

A. M. CASTLE & CO. ANNOUNCES PRICING OF PUBLIC OFFERING

FRANKLIN PARK, IL, MAY 24, 2007 - A. M. CASTLE & CO. (NYSE: CAS) announced today the pricing of the underwritten public offering of 4,347,826 shares of its common stock at $33.00 per share. Of these shares, Castle is offering 2,347,826 shares and selling stockholders are offering 2,000,000 shares. In addition, Castle has granted the underwriters a 30-day option to purchase 652,174 shares of common stock to cover over-allotments, if any. Castle will not receive any proceeds from the sale of shares by the selling stockholders. The Company expects to complete the sale of these shares on or about May 29, 2007.

William Blair & Company and Jefferies & Company are acting as the joint book-running lead managers for the offering. KeyBanc Capital Markets and Davenport & Company LLC are serving as co-managers. Copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from:

William Blair & Company Prospectus Department 222 West Adams Street Chicago, IL 60606	Jefferies & Company Equity Capital Markets 520 Madison Ave. New York, NY 10022

The offering will be made only by means of the prospectus.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its core metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 65 locations throughout North America and Europe. Its common stock is now traded on the New York Stock Exchange under the ticker symbol "CAS".

Safe Harbor Statement / Regulation G Disclosure
This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's reports on file with the Securities Exchange Commission. The Company does not take any obligation to update any forward-looking statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities, nor will there be any sale of the shares of common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction.